                                                                      Exhibit 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 27, 2006, with respect to the consolidated financial statements and schedule of OM Group, Inc. and subsidiaries, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of OM Group, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2005:

Registration
  Statement                      Description                      Filing Date
  ---------                      -----------                      -----------
33-74674         OM Group, Inc. Long Term Incentive             January 27, 1995
                 Compensation Plan -- Form S-8 Registration
                 Statement -- 1,015,625 Shares

333-07529        OMG Americas, Inc. Employees' Profit           July 3, 1996
                 Sharing Plan -- Form S-8 Registration
                 Statement -- 250,000 Shares

333-07531        OM Group, Inc. Non-Employee Directors'         July 3, 1996
                 Equity Compensation Plan -- Form S-8
                 Registration Statement -- 250,000 Shares

333-47230        OM Group, Inc. 1998 Long-Term Incentive        October 3, 2000
                 Compensation Plan -- Form S-8 Registration
                 Statement -- 2,000,000 Shares

333-65852        OM Group, Inc. 1998 Long-Term Incentive        July 25, 2001
                 Compensation Plan -- Form S-8 Registration
                 Statement -- 2,000,000 Shares


                                            /s/ Ernst & Young LLP

Cleveland, Ohio
March 6, 2006